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Exhibit 99.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, Arthur M. Coppola, the Chief Executive Officer, of The Macerich Company (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

  (i)
  the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 of the Company (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003
/s/ ARTHUR M. COPPOLA Arthur M. Coppola

        A signed original of this written statement required by Section 906 has been provided to The Macerich Company and will be retained by The Macerich Company and furnished to the Securities and Exchange Commission or its staff upon request.

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WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350